SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) December 31, 2003

Pope Resources, A Delaware Limited Partnership
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	91-1313292 (I.R.S. Employer Identification No.)

19245 Tenth Avenue NE, Poulsbo, Washington (Address of principal executive offices)	98370 (ZIP Code)

Registrant’s telephone number, including area code (360) 697-6626 NOT APPLICABLE (Former name or former address, if changed since last report.)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE

On May 13, 2004 the registrant mailed to current unitholders its December 31, 2003 Annual Report. The Annual Report includes the President’s Letter that is attached hereto as Exhibit 99.1.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	President's Letter included in the December 31, 2003 Annual Report

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP

DATE: May 15, 2004	BY:	/s/Thomas M. Ringo Thomas M. Ringo Vice President and Chief Financial Officer, Pope Resources, A Delaware Limited Partnership, and Pope MGP, Inc., General Partner